SHAREHOLDER RIGHTS PLAN AGREEMENT

     MEMORANDUM OF AGREEMENT, dated as of the 8th day of November, 1999, (and amended and restated as of January 14, 2000) between Abitibi-Consolidated Inc., a corporation amalgamated under the laws of Canada (the "Corporation") and Montreal Trust Company, a trust company incorporated under the laws of Canada
(the "Rights Agent", which term shall include any successor Rights Agent hereunder);

     WHEREAS in order to maximize shareholder value, the board of directors of the Corporation have determined that it is advisable for the Corporation to adopt a shareholder rights plan respecting the Corporation (the "Rights Plan");

     AND WHEREAS in order to implement the Rights Plan, the board of directors of the Corporation have:

     (a) authorized effective as at the Effective Time (as hereinafter defined) on the Effective Date (as hereinafter defined) the issuance of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time (as hereinafter defined), and

     (b) authorized the issuance of one Right in respect of each Voting Share (as hereinafter defined) issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

     AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

     AND WHEREAS the board of directors of the Corporation proposes that this Agreement be in place for a period of three years;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1  Certain Definitions

     For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares (for purposes of this definition, Beneficial Ownership of instalment receipts representing Voting Shares, if any, shall be deemed to be Beneficial Ownership of the Voting Shares represented by such instalment receipts); provided, however, that the term "Acquiring Person" shall not include:

          (i)  the Corporation or any Subsidiary of the Corporation;

          (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of (A) a Voting Share Reduction; (B) a Permitted Bid Acquisition;
               (C) an Exempt Acquisition; or (D) a Permissible Acquisition; provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of the operation of Clauses (A), (B), (C) or
               (D) above and such Person's Beneficial Ownership of Voting Shares thereafter increases by more than 1% of the number of Voting Shares outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Permissible Acquisition), then as of the date such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an "Acquiring Person"; or

          (iii)an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities.

     (b) "Affiliate" when used to indicate a relationship with a corporation, means a corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation;

     (c) "Agreement" shall mean this shareholder rights plan agreement dated as of November 8, 1999 between the Corporation and the Rights Agent, as amended or supplemented from time to time; "hereof", "herein", "hereto" and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

     (d) "Associate" when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person;

     (e) A Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own";

          (i) any securities of which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

          (ii) any securities which such Person or any of such Person's Affiliates or Associates has the right to acquire upon the exercise, conversion or exchange of any Convertible Securities or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing (other than (x) the customary agreements with and between underwriters and banking or selling group members with respect to a distribution of securities and
               (y) pledges of securities in the ordinary course of the pledgee's business); or

         (iii) any securities which are Beneficially Owned within the meaning of Clauses 1.1(e)(i) and (ii) by any other Person with whom such Person is acting jointly or in concert;

          provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

          (iv) because (x) the holder of such security has agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of this definition pursuant to a Permitted Lock-up Agreement; or (y) such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other person acting jointly or in concert with such Person until the earlier of such tendered security being (1) accepted unconditionally for payment or exchange and (2) taken up and paid for;

          (v) if (1) the ordinary business of such Person (the "Investment Manager") includes the management of investment funds for others and the Investment Manager holds such security in the ordinary course of managing such funds for the account of any other Person, or (2) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and is acting in the ordinary course of such duties for the estate of such deceased or incompetent Person or for such other accounts or (3) such Person (the "Plan Trustee") is the administrator or trustee of one or more pension funds or plans (each, a "Plan") registered under applicable laws or is a Plan and holds such security for the purposes of its activity as such, or (4) such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans (other than plans administered by insurance companies) or various public bodies or
               (5) such Person is a Crown agent or agency; provided, in any of the above cases, that the Investment Manager, the Trust Company, the Plan Trustee, the Plan, the Statutory Body or the Crown agent or agency, as the case may be, is not making and has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market, alone or acting jointly or in concert with any other Person;

          (vi) because such Person is a client of the same Investment Manager as another Person on whose account the Investment Manager holds such security or where such Person is an account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a pension fund or plan and has a Plan Trustee who is also a Plan Trustee for another pension fund or plan on whose account the Plan Trustee holds such security;

         (vii) because such Person is (i) a client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (ii) an account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (iii) a pension fund or plan and such security is owned at law or in equity by the Plan Trustee; or

        (viii) because such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary agency.

     (f) "Board of Directors" means the board of directors of the Corporation or any duly constituted and empowered committee thereof;

     (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Montreal, Quebec are authorized or obligated by law to close or a day that is treated as a holiday at the Corporation's principal executive office in Montreal, Quebec;

     (h) "Canada Business Corporations Act" shall mean the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and the regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

     (i) "Canadian Dollar Equivalent" of any amount which is expressed in U.S. dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date;

     (j) "Canadian-U.S. Exchange Rate" means, on any date, the inverse of the U.S. Canadian exchange rate quoted by any Canadian chartered bank in effect on such date;

     (k) "close of business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Voting Shares in the City of Montreal, Quebec (or, after the Separation Time, the office in Montreal, Quebec of the Rights Agent) is closed to the public;

     (l) "Common Shares" means the common shares in the capital of the Corporation;

     (m)  "Competing Permitted Bid" shall mean a Take-over Bid that:

          (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

          (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in the Clause (ii) of that definition; and

          (iii)contains an irrevocable and unqualified provision that no Voting Shares, will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of (1) the date on which Voting Shares may be taken up under the earliest Permitted Bid that preceded the Competing Permitted Bid (determined at the date of making the Take-over Bid and assuming no amendment or variation to the terms and satisfaction of all conditions to the completion of the Permitted Bid) and (2) 21 days following the date of the Take-over Bid;

     (n) "controlled" a corporation is "controlled" by another Person or two or more Persons acting jointly or in concert if:

          (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons; and

          (ii) the votes carried by such securities are entitled,  if exercised,
               to  elect  a  majority  of  the  board  of   directors   of  such
               corporation;

          and "controls", "controlling" and "under common control with" shall be interpreted accordingly;

     (o) "Convertible Securities" shall mean at any time any right to acquire Voting Shares or any securities from time to time (other than the Rights) carrying any exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities carrying any exercise, conversion or exchange right pursuant to which the holder thereof may ultimately acquire Voting Shares (in each case, provided such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency) including, at the relevant time of determination, any outstanding options for the purchase of Voting Shares issued under the Corporation's Voting Share option programs which are then exercisable or exercisable within a period of 60 days from that time.

     (p)  "Co-Rights   Agents"  shall  have  the  meaning  ascribed  thereto  in
          Subsection 4.1(a) hereof;

     (q) "Dividend Reinvestment Plan" means a dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

          (i)  dividends   paid  in  respect   of  any  Voting   Shares  of  the
               Corporation;

          (ii) proceeds of redemption of Voting Shares of the Corporation;

          (iii)interest paid on evidences of  indebtedness  of the  Corporation;
               or

          (iv) optional cash payments;

          be applied to the purchase from the Corporation of Voting Shares;

     (r) "Effective Date" means November 8, 1999;

     (s)  "Effective Time" shall mean 5:00 p.m. on the Effective Date;

     (t) "Election to Exercise" shall have the meaning ascribed thereto in Subsection 2.2(d) hereof;

     (u) "Exchange Act of 1934" means the Securities Exchange Act of 1934, as amended, of the United States of America and the rules and regulations thereunder, unless otherwise specified, as the same exist on the date hereof;

     (v) "Exempt Acquisitions" shall mean Voting Share acquisitions in respect of which the Board of Directors have waived the application of Section
          3.1 hereof pursuant to the provisions of Subsections 5.1(b), 5.1(c) or 5.1(d) or which were made on or prior to the Effective Date;

     (w) "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be $80.00;

     (x)  "Expansion   Factor"  shall  have  the  meaning  ascribed  thereto  in
          Subsection 2.3(a) hereof;

     (y)  "Expiration  Time" shall have the meaning  ascribed thereto in Section
          5.17 hereof;

     (z) "Fiduciary" shall mean a trust company registered under the trust company legislation of Canada or any province thereof or a portfolio manager registered under the securities legislation of one or more provinces of Canada;

     (aa) "Flip-In Event" shall mean a transaction in or pursuant to which any Person becomes an Acquiring Person;

     (bb) "holder"  shall have the  meaning  ascribed  thereto  in  Section  2.8 hereof;

     (cc) "Independent Shareholders" means holders of outstanding Voting Shares, other than Voting Shares Beneficially Owned by (i) any Acquiring Person; (ii) any Offeror other than a Person who at the relevant time is deemed not to Beneficially Own such Voting Shares by reason of Clause 1.1(e)(v) hereof; (iii) any Person acting jointly or in concert with such Acquiring Person or Offeror referred to in (ii); (iv) any Associate or Affiliate of such Acquiring Person or Offeror referred to in (ii); and (v) any employee benefit plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid;

     (dd) "Market Price" of any securities on any date of determination shall mean the average daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price of any securities on any date shall be:

          (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such security as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading; or

          (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the last sale price or, if such price is not available, the average of the closing bid and asked prices, for such security as reported by such other securities exchange on which such securities are listed or admitted to trading, or

          (iii)if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or other securities exchange, the last sale price, or if no sale takes place on such day, the average of the high bid and low asked prices for each such security in the over-the-counter market, as quoted by any reporting system then in use, or

          (iv) if on any such date none of such prices is available or the securities are not listed or admitted to trading on a Canadian stock exchange or any other securities exchange or not quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

          provided, however, that if on any such date none of such prices is available, the closing price of such securities on such date means the fair value per security of such securities on such date as determined in good faith by a nationally or internationally recognized investment dealer or investment banker with respect to the fair value of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive trading day in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof;

     (ee) "Nominee" shall have the meaning ascribed thereto in Subsection 2.2(c) hereof;

     (ff) "Offer to Acquire" shall include:

          (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares or Convertible Securities, and

          (ii) an acceptance of an offer to sell Voting Shares or Convertible Securities, whether or not such offer to sell has been solicited,

          or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

     (gg) "Offeror" shall mean a Person who has announced a current intention to make or who is making a Take-over Bid;

     (hh) "Offeror's Securities" shall mean Voting Shares Beneficially Owned by an Offeror on the date of the Offer to Acquire;

     (ii) "Permissible Acquisition" shall mean an acquisition by a Person of Voting Shares and/or Convertible Securities pursuant to:

          (i)  a Dividend Reinvestment Plan;

          (ii) a stock  dividend  distribution,  stock  split or other  event in respect of securities of the Corporation of one or more particular class, classes or series pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

          (iii)the acquisition or the exercise by the Person of only those rights to purchase Voting Shares or Convertible Securities issued by the Corporation to all or substantially all the holders of Voting Shares pursuant to a rights offering or pursuant to a prospectus provided that such rights are acquired directly from the Corporation, or a distribution by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus or by way of a private placement; provided such Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition; or

          (iv) the exercise of any Convertible Securities which were acquired pursuant to any of Clauses (i) through (iii) above.

     (jj) "Permitted Bid" shall mean a Take-over Bid made by way of a take-over bid circular which also complies with the following additional provisions;

          (i)  the Take-over Bid is made to all holders of Voting Shares;

          (ii) the Take-over Bid contains, and the take up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision (the "Take-Up Provision") that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not less than 50 days following the date of the Take-over Bid;

          (iii)the Take-over Bid contains an irrevocable and unqualified provision that all Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date referred to in Clause (ii) hereof and that all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date;

          (iv) unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid unless not less than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered to the Take-over Bid and not withdrawn at the close of business on the date referred to in Clause (iii) hereof; and

          (v) the Take-over Bid contains an irrevocable and unqualified provision that, should the condition referred to in Clause (iv) hereof be met, the Offeror shall make a public announcement of such fact and the Take-over Bid will remain open for a period of not less than 10 Business Days from the date of such public announcement;

     (kk) "Permitted Bid Acquisition" shall mean an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

     (ll) "Permitted Lock-up Agreement" means an agreement between a Person and one or more holders (each, a "Locked-up Person") of Voting Shares (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or if the Lock-up Agreement is entered into after the date of the Lock-up Bid, not later than the date the Lock-up Agreement is made) pursuant to which such Locked-up Persons agree to deposit or tender Voting Shares to a Take-over Bid (the "Lock-up Bid")) made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of the definition of Beneficial Owner and which provides:

          (i) that any agreement to deposit or tender or to not withdraw Voting Shares from the Lock-up Bid is terminable at the option of any Locked-up Person if:

               (A) another Take-over Bid is made for the Voting Shares prior to Voting Shares being taken up and paid for under the Lock-up Bid at a price or value per Voting Share (the "Specified Amount") that is in excess of the price or value per Voting Share offered under the Lock-up Bid, provided that the Specified Amount is not greater than 7% of the price or value per Voting Share offered under the Lock-up Bid; or

               (B) another Take-over Bid is made for the Voting Shares prior to Voting Shares being taken up and paid for under the Lock-up Bid for a number of Voting Shares at least 7% greater than the number of Voting Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Voting Share that is not less than the price or value per Voting Share offered under the Lock-up Bid; and

               for greater clarity, any such agreement may contain a right of first refusal or require a period of delay to give an Offeror an opportunity to match any greater consideration offered under another Take-over Bid or similar limitation on a Locked-up Person as long as the Locked-up Person can (or can agree to) deposit or tender its Voting Shares to another Take-over Bid; and

          (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts shall be payable pursuant to the agreement in the event that the Locked-up Person fails to deposit or tender its Voting Shares pursuant thereto or supports another transaction that exceed in the aggregate the greater of

               (A) the cash equivalent of 2 1/2% of the price or value payable under the Lock-up Bid to the Locked-up Person; or

               (B) one half of the cash equivalent of any amount in excess of the price or value payable under the Lock-up Bid that the Locked-up Person receives under another Take-over Bid or transaction.

     (mm) "Person" shall mean an individual, body corporate, corporation, partnership, syndicate or other form of unincorporated association, trust, government and its agencies or instrumentalities, entity or group whether or not having legal personality and any of the foregoing acting in any derivative, representative or fiduciary capacity;

     (nn) "Record Date" shall mean the Effective Date;

     (oo) "Record Time" shall mean the Effective Time;

     (pp) "Redemption   Price"  shall  have  the  meaning  ascribed  thereto  in
          Subsection 5.1(a) hereof;

     (qq) "Right" shall mean a right to purchase one Common Share, subject to adjustment as herein set forth, upon the terms and subject to the conditions set forth in this Agreement;

     (rr) "Rights Certificate" shall have the meaning ascribed thereto and be substantially in the form provided in Subsection 2.3(c) hereof;

     (ss) "Rights Register" shall have the meaning ascribed thereto in Clause 2.6(a) hereof;

     (tt) "Rights Registrar" shall have the meaning ascribed thereto in Clause 2.6(a) hereof;

     (uu) "Securities Act of 1933" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

     (vv) "Securities Act (Ontario)" shall mean the Securities Act, R.S.O. 1990,
          c. S.5, as amended, and the rules and regulations thereunder as now in effect and as same may from time to time be amended, re-enacted or replaced;

     (ww) "Separation Time" shall mean the earlier of:

          (i) the close of business on the tenth Trading Day after the earlier of:

               (A)  the Voting Share Acquisition Date; and

               (B) (1) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid), provided that, if any Take-over Bid referred to in this Clause (2) of this definition expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made; and (2) two days following the date upon which a Permitted Bid ceases to be a Permitted Bid; and

          (ii) such later Business Day as may be determined at any time or from time to time by the Board of Directors;

     (xx) "Subsidiary" of a Person means any corporation or other entity controlled by such Person;

     (yy) "Take-over Bid" means an Offer to Acquire Voting Shares or Convertible Securities, where the Voting Shares subject to the Offer to Acquire, together with the Common Shares underlying the Convertible Securities subject to the Offer to Acquire, together with the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

     (zz) "Termination Time" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 5.1;

     (aaa)"Trading Day", when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day;

     (bbb)"Voting Share Acquisition Date" shall mean the date of a public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to the Securities Act (Ontario), the Exchange Act of 1934 or any other applicable securities laws) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

     (ccc)"Voting Share Acquisition Time" shall mean the close of business on the Voting Share Acquisition Date;

     (ddd)"Voting Share Reduction" means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting
          Shares Beneficially Owned by any person to 20% or more of the Voting Shares then outstanding; and

     (eee)"Voting Shares" shall mean the Common Shares of the Corporation and any other securities in the capital of the Corporation entitled to vote generally in the election of directors (including, without limitation, instalment receipts representing such securities).

1.2  Currency

     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

 1.3 Headings

     The division of this Agreement into articles, sections, clauses and subclauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4  Acting Jointly and in Concert

     For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person to acquire or offer to acquire Voting Shares or Convertible Securities (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of the pledgee's business).

                             ARTICLE 2 - THE RIGHTS

2.1  Issuance and Evidence of Rights

     One Right in respect of each Common Share outstanding at the Record Time and each Voting Share which may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time shall be issued in accordance with the terms hereof. Notwithstanding the foregoing, one Right in respect of each Voting Share issued after the Record Time upon the exercise of rights pursuant to Convertible Securities outstanding at the Voting Share Acquisition Date may be issued after the Separation Time but prior to the Expiration Time.

     Certificates representing Voting Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Voting Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          Until the Separation Time (defined in the Rights Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement dated as of November 8, 1999 (the "Rights Agreement"), between Abitibi-Consolidated Inc. (the "Corporation") and Montreal Trust Company, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. In certain circumstances set out in the Rights Agreement, the rights may be redeemed, may expire, may become void or may become exercisable and shall thereafter be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

Certificates representing Voting Shares that are issued and outstanding at the Record Time shall evidence one Right for each Voting Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and Expiration Time.

2.2  Initial Exercise Price; Exercise of Rights; Detachment of Rights

     (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price.

     (b)  Until the Separation Time,

          (i) the Rights shall not be exercisable and no Right may be exercised; and

          (ii) each Right will be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share.

     (c)  After the Separation Time and prior to the Expiration Time,

          (i)  the Rights shall be exercisable, and

          (ii) the registration and transfer of the Rights shall be separate from and independent of Voting Shares.

Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Voting Shares as of the Separation Time or who subsequently becomes a holder of record of Voting Shares upon the exercise of rights attaching to Convertible Securities outstanding at the Voting Share Acquisition Date (other than an Acquiring Person and any holder of record of Rights which are Beneficially Owned by such Acquiring Person (a "Nominee")), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose),

          (x) a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

          (y)  a statement describing the Rights.

For greater certainty, a Nominee shall be sent the materials provided for in (x) and (y) in respect of all Voting Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

     In order for the Corporation to determine whether any Person is holding Voting Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish such information and documentation as the Corporation deems necessary.

     (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

          (i)  the Rights Certificate evidencing such Rights;

          (ii) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

          (iii)payment by certified cheque, banker's draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer or delivery of Rights

               Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

     (e) Upon receipt of a Rights Certificate, which is accompanied by (1) a completed Election to Exercise executed in accordance with Clause 2.2(d)(ii) that does not indicate that such Right is null and void as provided by Subsection 3.1(b) and (2) payment as set forth in Clause 2.2(d)(iii), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

          (i) requisition from the transfer agent for the Common Shares of the Corporation certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

          (ii) when appropriate and as permitted under the constating documents of the Corporation, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

          (iii)after receipt of such Common Share certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

          (iv) when appropriate, after receipt, deliver such payment referred to in Clause 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

          (v) tender to the Corporation all payments received on exercise of the Rights.

     (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Subsection 5.5(a)) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (g)  The Corporation covenants and agrees that it will:

          (i) take all such action as may be necessary and within its power to ensure that all securities delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued as fully paid and non-assessable,

          (ii) take all such action as may be necessary and within its power to ensure compliance with the provisions of Section 3.1 including, without limitation, all such action necessary to comply with the requirements of the Canada Business Corporations Act, the Securities Act (Ontario), the Securities Act of 1933 and the Exchange Act of 1934 and any other applicable law, rule or regulation, applicable to the issuance and delivery of the Rights Certificates and the issuance of any securities upon exercise of Rights,

         (iii) use reasonable efforts to cause all securities issued upon the exercise of Rights to be listed upon issuance on the stock exchanges on which the Voting Shares were traded immediately prior to the Voting Share Acquisition Date,

          (iv) pay when due and payable, if applicable, any and all Canadian and, if applicable, United States, federal, provincial, municipal and state transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised,

          (v) cause to be reserved and kept available out of its authorized Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights, and

          (vi) after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3  Adjustments to Exercise Price; Number of Rights

     The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

     (a) In the event the Corporation shall at any time after the date of this Agreement and prior to the Expiration Time,

          (i) declare or pay a dividend on its Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any Dividend Reinvestment Plan;

          (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares;

         (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares; or

          (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in respect of such event in the manner set forth below.

          If the Exercise Price and number of Rights outstanding are to be adjusted:

          (v) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

          (vi) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

          and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share will have exactly one Right associated with it in effect following the payment or effective date of the event referred to in Clause 2.3(a)(i), (ii), (iii) or (iv), as the case may be.

          If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Record Time and prior to the Expiration Time, the Corporation shall issue any securities of the Corporation other than Common Shares in a transaction of a type described in Clauses 2.3(a)(i) or (iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to give effect thereto, and the Corporation will not consolidate with, amalgamate with or into or enter into an arrangement with, any other Person unless such Person agrees to be bound by the terms of an amendment effecting such treatment.

     (b) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all or substantially all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per Common Share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of

          Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

          In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based on the number of Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

          For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any Dividend Reinvestment Plan or Share Compensation Arrangement (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per Common Share of not less than 95% of the current Market Price per Common Share (determined as provided in such plans) of the Common Shares.

     (c) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for a dividend to all holders of Common Shares of evidences of indebtedness, assets (other than cash and other than a regular periodic cash dividend or a dividend paid in Common Shares on the liquidation of the Corporation), rights, options or warrants (excluding those referred to in Subsection 2.3(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per Common Share basis, of the portion of the assets or evidences of indebtedness so to be distributed and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such dividend is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

     (d) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share. Notwithstanding the first sentence of this Subsection 2.3(d)), any adjustment required by this
          Section 2.3 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or
          (ii) the Expiration Date.

     (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any securities of the Corporation (other than the Common Shares), or rights, options or warrants to subscribe for or purchase any such securities of the Corporation, or securities convertible into or exchangeable for any such securities of the Corporation, in a transaction referred to in Clause 2.3(a)(i) or (iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchaseable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(a), (b) and (c) above, such adjustment, rather than the adjustments contemplated by Subsections 2.3(a), (b) and (c) above, shall be made. Subject to Subsections 5.4(b) and (c) and subject to the approval of each stock exchange on which the Common Shares are listed for trading at the relevant time, the Corporation shall amend this Agreement as appropriate to provide for such adjustments.

     (f) Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

     (g) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

     (h) In any case in which this Section 2.3 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (i) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
          Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any

          (i)  consolidation or subdivision of the Common Shares,

          (ii) issuance  (wholly  or in part  for  cash)  of  Common  Shares  or
               securities   that  by  their  terms  are   convertible   into  or
               exchangeable for Common Shares,

          (iii) Common Share distributions, or

          (iv) issuance  of rights,  options  or  warrants  referred  to in this
               Section 2.3,

          hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

     (j) Notwithstanding anything in this Agreement to the contrary, the Corporation shall be entitled to issue and deliver to each holder of Rights upon exercise thereof in accordance with this Agreement and on payment of the relevant exercise price, in lieu of the number of Common Shares such holder would have otherwise been entitled, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, and subject to the receipt of all necessary regulatory approvals (including without limitation the approval of any stock exchange on which the Voting Shares are listed for trading at the relevant time), debt, equity or other securities or assets (or a combination thereof) of the Corporation having an aggregate Market Price equal to the aggregate Market Price of the number of Common Shares such holder would have otherwise been entitled to receive.

2.4  Date on Which Exercise is Effective

     Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the holder of record of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5  Execution, Authentication, Delivery and Dating of Rights Certificates

     (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any of its Vice Presidents and by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time to proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to be officers of the Corporation either before or after the countersignature and delivery of such Rights Certificates.

     (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and send such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6  Registration, Transfer and Exchange

     (a) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

     After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

     (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

2.7  Mutilated, Destroyed, Lost and Stolen Rights Certificates

     (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

     (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time,

          (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

          (ii) such security and/or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon the Corporation's request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

     (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8  Persons Deemed Owners

     Prior to due presentation of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights
Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Voting Share.).

2.9   Delivery and Cancellation of Certificates

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10 Agreement of Rights Holders

     Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

     (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

     (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share certificate representing such Right;

     (c) that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

     (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the
          Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice, to the contrary;

     (e) that such holder of Rights has waived his right to receive any fractional Voting Shares or other securities upon exercise of a Right (except as provided herein and as may be permitted by the constating documents of the Corporation);

     (f) that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

     (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11 Rights Certificate Holder not Deemed a Shareholder

     No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Rights or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Voting Shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Voting Shares or any other securities of the Corporation except as expressly provided herein, or to receive dividends, dividend or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                      ARTICLE - ADJUSTMENTS TO THE RIGHTS

3.1  Flip-In Event

     (a) Subject to Subsection 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-In Event shall occur, each Right shall constitute, effective on the close of business on the tenth Trading Day after the Voting Share Acquisition Date (or such longer period as may be required to satisfy the requirements of the Securities Act (Ontario), the Securities Act of 1933 and the Exchange Act of 1934 and any comparable legislation of any other applicable jurisdiction), the right to purchase from the Corporation, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of such Flip-In Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the occurrence of such Flip-In Event, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

     (b) Notwithstanding the foregoing or any other provisions of this Agreement, upon the occurrence of any Flip-In Event, any Rights that are Beneficially Owned on or after the earlier of the Separation Time and the Voting Share Acquisition Date by:

          (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

          (ii) a transferee of Rights, directly or indirectly, from an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) in a transfer made after the date hereof, whether or not for consideration, that the Board of Directors acting in good faith have determined is part of a plan, arrangement or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or an Associate or Affiliate of an Acquiring Person) that has the purpose or effect of avoiding Clause (i) of this Subsection 3.1(b), shall become void, and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

     (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in Clause 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

          The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement.

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.

                          ARTICLE 4 - THE RIGHTS AGENT

4.1   General

     (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents ("Co-Rights Agents") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the fees and disbursements of any expert or advisor retained by the Rights Agent with the approval of the Corporation). The Corporation also agrees to indemnify the Rights Agent and its officers, employees and directors for and to hold it harmless against any loss, liability or expense incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Voting Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement or the Rights Agent and will, upon written request of the Rights Agent, provide the Rights Agent with an incumbency certificate with respect to the then current officers of the Corporation.

4.2  Merger or Amalgamation or Change of Name of Rights Agent

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be
          consolidated,   or  any   corporation   resulting   from  any  merger,
          amalgamation,  statutory  arrangement  or  consolidation  to which the
          Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3  Duties of Rights Agent

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the

          Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert;

     (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be a Trustee and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

     (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

     (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

     (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Voting Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized and issued as fully paid and non-assessable;

     (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

     (g) the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, President or Vice President, Treasurer, Secretary or any Assistant Secretary of the Corporation and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such Person;

     (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common
          Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

     (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4  Change of Rights Agent

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9, all of which shall be at the Corporation's expense. The Corporation may remove the Rights Agent upon 60 days notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9, all of which shall be at the Corporation's expense. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), the holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation's expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall, upon payment in full of any outstanding amounts owing by the Corporation to the Rights Agent under this Agreement, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                           ARTICLE 5 - MISCELLANEOUS

5.1  Redemption and Waiver

     (a) The Board of Directors, acting in good faith, may at any time prior to the occurrence of a Flip-In Event, with prior shareholder approval given in the manner contemplated by Section 5.4(b), elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right (appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
          2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 hereof shall have occurred (such redemption price being herein referred to as the "Redemption Price")).

     (b) The Board of Directors, acting in good faith, may determine, at any time prior to the occurrence of a Flip-In Event, with prior shareholder approval given in the manner contemplated by Section 5.4(b), to waive the application of Section 3.1 to such Flip-In Event if such Flip-In Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares.

     (c) The Board of Directors, acting in good faith, may determine, at any time prior to the occurrence of a Flip-In Event, to waive the application of Section 3.1 to such Flip-In Event if such Flip-In Event would occur by reason of a Take-over Bid made by means of a take-over bid circular sent to all holders of record of Voting Shares; provided that if the Board of Directors waive the application of Section 3.1 to such a Flip-In Event, they shall be deemed to have waived the application of Section 3.1 to any other Flip-In Event occurring by reason of any Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares which is made prior to the expiry of any Take-over Bid in respect of which the application of
          Section 3.1 is, or is deemed to have been, waived under this Subsection 5.1(c).

     (d) The Board of Directors may, prior to the close of business on the tenth day following the Voting Share Acquisition Time, waive the application of Section 3.1 to any particular Flip-In Event, provided that the Board of Directors have determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that he would become an Acquiring Person, provided that in the event of such waiver for the purposes of this Agreement, such particular Flip-In Event shall be deemed never to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person. Any such waiver pursuant to this Subsection 5.1(d) must be on the condition that such Person, within 14 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the "Disposition Date"), will reduce its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date the Disposition Date shall be deemed to be the date of occurrence of a further Voting Share Acquisition Date and Section 3.1 shall apply thereto.

     (e) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors under this Section 5.1.

     (f) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived or is deemed to have waived, pursuant to Subsection 5.1(b) or 5.1(c), the application of Section 3.1, takes up and pays for Voting Shares pursuant to the terms and conditions of the Permitted Bid, Competing Permitted Bid or the Take-over Bid, as the case may be.

     (g) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-In Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. In such event, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and as if Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

     (h) If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

     (i) Within 10 days after the Board of Directors elects or is deemed to elect to redeem the Rights in accordance with the terms hereof, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1, or other than in connection with the purchase of Voting Shares prior to the Separation Time. If the Redemption Price payable to any holder of Rights includes a fraction of a cent, such Redemption Price shall be rounded to the nearest cent.

5.2  Expiration

     No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a).

5.3  Issuance of New Rights Certificates

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4  Supplements and Amendments

     (a)  The  Corporation  may make,  without  the  approval  of the holders of
          Rights or Voting Shares, any amendments to this Agreement (i) to correct any clerical or typographical error or (ii) which are required to maintain the validity and effectiveness of the Agreement as a result of any change in applicable laws, rules or regulatory requirements. Notwithstanding anything in this Section 5.4 to the contrary, no amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

     (b) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a special meeting called and held in compliance with applicable laws, rules and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at the special meeting.

     (c) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Rights at a special meeting of holders of Rights called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Corporation applicable to meetings of holders of Voting Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to Subsection 3.1(b)), represented in person or by proxy at the special meeting.

     (d) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

          (i) if made before the Separation Time, be submitted to the holders of Common Shares of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment; and

          (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(c), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders of the Corporation or the holders of

Rights, as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders of the Corporation or holders of Rights as the case may be.

5.5  Fractional Rights and Fractional Common Shares

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights and no amount shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable.

     (b) The Corporation shall not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of issuing fractional Common Shares or other securities, the Corporation shall, subject to the provisions of the constating documents of the Corporation, pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share or other security that the fraction of a Common Share or other security that would otherwise be issuable upon the exercise of such Right is of one whole Common Share or other security at the date of such exercise.

5.6  Rights of Action

     Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights. Any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights or Rights to which such holder is entitled, in the manner provided in such holder's Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7  Regulatory Approvals

     Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction over the Corporation, including without limitation any requisite approval of stock exchanges on which the Voting Shares are listed for trading.

5.8  Notice of Proposed Actions

     In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

     (a)  to waive the application of Section 3.1 to a particular Flip-In Event;
          or

     (b)  to  effect  the   liquidation,   dissolution  or  winding  up  of  the
          Corporation  or  the  sale  of  all  or   substantially   all  of  the
          Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9, a notice of such proposed action, which shall specify the date on which such Flip-In Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 10 Business Days prior to the date of taking of such proposed action by the Corporation.

5.9  Notices

     Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, or sent by facsimile or by other similar means of recorded electronic communication, charges prepaid and confirmed in writing, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Montreal Trust Company
     Stock Transfer Services
     7th Floor
     1800 McGill College Avenue
     Montreal, Quebec
     H3A 3K9

     Telephone:  (514) 982-7000
     Telecopier: (514) 982-7974

     Attention:  Manager of Stock Transfer

     Any notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, or sent by facsimile or by other similar means of recorded electronic communication, charges prepaid and confirmed in writing, addressed (until another address is filed in writing with the Corporation) as follows:

     Abitibi-Consolidated Inc
     1155, rue Metcalfe Street
     Suite 800
     Montreal, Quebec
     H3B 5H2
     Telephone:  (514) 394-4656
     Telecopier: (514) 394-3644

     Attention:  Managing Counsel

     Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for its Voting Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

     Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice to the other given in the manner aforesaid.

5.10 Declaration as to Non-Canadian Holders

     If, in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside of Canada or the United States, the Board of Directors, acting in good faith, shall take such actions as they may deem appropriate to ensure that such compliance is not required, including, without limitation, establishing procedures for the issuance to an appropriate Canadian resident acting as a resident agent (a "Resident Agent") of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Person entitled thereto (but reserving such rights unto the Resident Agent or to the Resident Agent and the Corporation, as the Corporation may determine in its absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.11 Costs of Enforcement

     The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant thereto in any action, suit or proceeding in which a court of competent jurisdiction in a final non-appealable judgment has rendered judgment in favour of the holder.

5.12 Successors

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.13 Benefits of this Agreement

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.14 Governing Law

     This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such Province.

5.15 Language

     Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

5.16 Severability

     If any section, clause, term or provision hereof or the application thereof to any circumstance or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable such section, clause, term or provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining sections, clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such section, clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.17 Expiry Date

     This Agreement is effective and in full force and effect in accordance with its terms from and after the Effective Date; provided this Agreement shall expire and be of no further force or effect from and after the close of business (the "Expiration Time") on the date which is the earlier of (i) six months from the Effective Date provided that this Agreement has not then been approved by at least a majority of the votes cast by the holders of all outstanding Voting Shares at a meeting of the holders of Voting Shares called for the purposes of considering this Agreement; and (ii) the date upon which the annual meeting of the holders of Voting Shares is held in 2003. At the Expiration Time, all Rights shall, without further formality, be cancelled, expire and be of no further force or effect whatsoever.

5.18 Determination and Actions by the Board of Directors

     All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, acting in good faith, (x) may be relied on by the Rights Agent, and (y) shall not subject the Board of Directors to any liability to the holders of the Rights or to any other parties.

5.19 Time of the Essence

     Time shall be of the essence in this Agreement.

5.20 Execution In Counterparts

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    ABITIBI-CONSOLIDATED INC.


                                    By:   /s/ John W. Weaver
                                       --------------------------------------
                                                                          c/s


                                    By:   /s/ Jacques Vachon
                                       --------------------------------------

                                    MONTREAL TRUST COMPANY


                                    By:   /s/ Joe Chirico
                                       --------------------------------------
                                                                          c/s


                                    By:   /s/ Anna Pagliuca
                                       --------------------------------------

                                    Exhibit A

                            ABITIBI-CONSOLIDATED INC.
                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                          (Form of Rights Certificate)

Certificate  No.  _________                                  __________   Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES MAY BECOME VOID.

                               Rights Certificate

This certifies that_____________________________ or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of the 8th day of November, 1999, as the same may be amended or supplemented from time to time (the "Rights Agreement") between Abitibi-Consolidated Inc. (the "Corporation"), a corporation amalgamated under the laws of Canada and Montreal Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in the City of Toronto. The Exercise Price shall be $80.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Corporation at a redemption price of $0.00001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

No fractional Common Share will be issued upon the exercise of any Rights evidenced hereby but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of proper officers or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS   the   facsimile   signature   of  two  of  the  proper   officers   of
Abitibi-Consolidated Inc.

Date:_________________________

ABITIBI-CONSOLIDATED INC.


By:
   ---------------------------


By:
   ---------------------------


Countersigned:

MONTREAL TRUST COMPANY


By:
   ---------------------------
Authorized Signature

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitutes and appoints ____________________________________ as attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

Dated: ________________________

                                          --------------------------------------
Signature Guaranteed:                     Signature
                                          (Signature  must correspond to name as
                                          written  upon the face of this  Rights
                                          Certificate   in   every   particular,
                                          without  alteration or  enlargement or
--------------------------------------    any change whatsoever.)


Signature must be guaranteed by a recognized Canadian stock exchange in Canada, a registered national securities exchange in the United States, a member of the Transfer Association Medallion (STAMP) Program or a commercial bank or trust company having an office or correspondent in Canada or the United States.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Dated: ________________________
                                          --------------------------------------
                                          Signature

                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

TO:         ABITIBI-CONSOLIDATED INC.

AND TO:     MONTREAL TRUST COMPANY

The undersigned hereby irrevocably elects to exercise _______________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

           ----------------------------------------------------------
                                     (Name)

           ----------------------------------------------------------
                                    (Address)

           ----------------------------------------------------------
              (Social Insurance, Social Security or Other Taxpayer
                             Identification Number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

           ----------------------------------------------------------
                                     (Name)

           ----------------------------------------------------------
                                    (Address)

           ----------------------------------------------------------
              (Social Insurance, Social Security or Other Taxpayer
                             Identification Number)

Dated: ________________________

                                          --------------------------------------
Signature Guaranteed:                     Signature

                                          (Signature  must correspond to name as
                                          written  upon the face of this  Rights
                                          Certificate   in   every   particular,
                                          without  alteration or  enlargement or
                                          any change whatsoever.)

--------------------------------------

Signature must be guaranteed by a recognized Canadian stock exchange in Canada, a registered national securities exchange in the United States, a member of the Transfer Association Medallion (STAMP) Program or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Dated: ________________________
                                          --------------------------------------
                                          Signature

                                     NOTICE

In the event the certification set forth above in the Forms of Assignment and Election to Exercise is not completed, the Corporation may deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement). No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof.